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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                            www.fairchildsemi.com
JUNE 4, 2003
                                                 Corporate Communications:
                                                 Fran Harrison
                                                 207-775-8576
                                                 fran.harrison@fairchildsemi.com

                                                 Investor Relations:
                                                 Dan Janson
                                                 207-775-8660
                                                 investor@fairchildsemi.com

                                                 Public Relations Firm:
                                                 Barbara Ewen
                                                 CHEN PR
                                                 781-466-8282
                                                 bewen@chenpr.com

NEWS RELEASE

      Fairchild Semiconductor Updates Second Quarter 2003 Business Outlook

South Portland, Maine - Kirk Pond, president, CEO and chairman of the Board of Fairchild Semiconductor, (NYSE: FCS) today stated that second quarter revenues are tracking in line with original projections given by the company during its first quarter 2003 earnings conference call.

"Seven weeks ago we guided second quarter revenues to be roughly flat to first quarter 2003," said Pond. "During April, orders were seasonably strong then softened slightly in May, especially in Asia, and now appear to be returning to normal levels. Through the strength of our focus on power solutions for multiple end markets, we expect to hold our revenue guidance. Given the continued pricing pressure, especially in light of softer Asian demand in May, we expect margins to be slightly lower than first quarter 2003.

"We've seen continued strength in sales to the power supply and automotive markets," stated Pond. "Sales into the computing, cell phone and television markets have been lower than expected as a result of slower growth in consumer demand. Regionally we have seen the greatest weakness in Asia. The impact of SARS on demand has been modest but noticeable. With 15 - 20% of our sales going into China and an increasing percentage of this demand for domestic consumption, we are hopeful that reports of the SARS situation coming under control are accurate."

"We see continued success in design wins of new products," said Hans Wildenberg, Fairchild's executive vice president and chief operating officer. "Our IGBT EcoSpark(TM) solution continues to win automotive designs for advanced ignition applications. Recent design wins of advanced MOSFET products strengthen our position in the notebook market. Design wins for our Fairchild Power Switch products build on our power analog strength in the DVD and consumer electronics markets.

"We also continue to execute well on a variety of long-term cost reduction plans," explained Wildenberg. "The most significant of these is our new assembly and test facility in Suzhou, China. This state-of-the-art

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facility is on schedule and expected to begin shipping product next month. While the business environment remains challenging, I'm pleased with the progress on our plans for new products and our continued execution on cost reduction strategies. Fairchild is committed to gaining market share in our target markets to enable us to grow at or above the semiconductor industry growth rates."

Fairchild expects to report its second quarter financial results on July 17, 2003.

Special Note on Forward-Looking Statements:
The paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:
Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.